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                                                                     EXHIBIT 5.1


                        Gersten, Savage & Kaplowitz, LLP
                              101 East 52nd Street
                            New York, New York 10022

                                                     January 12, 2001

ThninkPath.com Inc.
55 University Avenue
Toronto, Ontario M5J 2H7 Canada

Gentlemen:

         You have requested our opinion, as counsel for Thinkpath.com Inc., incorporated in Ontario, Canada (the "Company"), in connection with the registration statement on Form SB-2 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), being filed by the Company with the Securities and Exchange Commission.

         The Registration Statement relates to an offering of 763,459 shares of common stock, no par value (the "Selling Stockholder Shares"), issued pursuant to: (a) a consulting agreement between Tsunami Trading Corp. d/b/a/ Tsunami Financial Communications and International Consulting Group, Inc.; (b) the Share Purchase Agreement between the Company, TidalBeach Inc., Mike Reid and Bernadette Reid dated October 31, 2000; and (c) other transactions.


         We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. It is our opinion that the Selling Stockholder Shares have been fully paid, validly issued and are non-assessable.

         No opinion is expressed herein as to any laws other than the laws of the State of New York and the laws of the United States.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act of the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,


                                        /s/ Gersten, Savage & Kaplowitz, LLP
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                                            Gersten, Savage & Kaplowitz, LLP